SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 27, 2005

THE McGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

(212) 512-2564

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Agreements.

1. On April 27, 2005, shareholders of the Registrant approved the Key Executive Short-Term Incentive Compensation Plan (the “STIC”), as amended and restated effective as of January 1, 2005. The terms of the STIC appear in their entirety in the Registrant’s Proxy Statement dated March 21, 2005, and, together with the summary of the terms in such Proxy Statement are incorporated by reference herein.

2. Awards for the Registrant’s Covered Participants (as defined in the STIC) are equal to a percentage of Net Income (as defined in the STIC), subject to the exercise of negative discretion by the Compensation Committee of the Board of Directors of the Registrant. The STIC provides that, in the exercise of negative discretion, the Compensation Committee may take into account the payment of the award that the Covered Participant would have received had the Covered Participant participated in a bonus pool under the STIC for the plan year. Awards for corporate employees of the Registrant who are not Covered Participants are paid from a bonus pool under the STIC and are partially determined based on the diluted earnings per share shown on the Consolidated Statement of Income in the Registrant’s Annual Report for the performance year, as adjusted, at the discretion of the Compensation Committee of the Board of Directors, to exclude all or a portion of the positive or negative effects of specified items.

Item 5.03. Amendment of Articles of Incorporation.

On April 27, 2005, shareholders of the Registrant approved the increase in the authorized Common Stock of the Registrant to 600,000,000 shares from 300,000,000 shares.

Item 9.01. Exhibits.

(3) Amendment to the Registrant’s Restated Certificate of Incorporation, dated April 27, 2005.

(10.1)* Key Executive Short-Term Incentive Compensation Plan, as amended and restated effective as of January 1, 2005, incorporated by reference from Registrant’s Proxy Statement dated March 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

/s/ Kenneth M. Vittor
By:	Kenneth M. Vittor
Executive Vice President and
General Counsel

Dated: April 27, 2005

INDEX TO EXHIBITS

Exhibit Number

(3) Amendment to the Registrant’s Restated Certificate of Incorporation, dated April 27, 2005.

(10.1)* Key Executive Short-Term Incentive Compensation Plan, as amended and restated as of January 1, 2005, incorporated by reference to Registrant’s Proxy Statement dated March 21, 2005.